Ordered in the Southern District of Florida on March 21, 2006.

                     UNITED STATES BANKRUPTCY COURT
                      SOUTHERN DISTRICT OF FLORIDA
                        WEST PALM BEACH DIVISION
                          www.flsb.uscourts.gov

IN RE:                                    CASE NO. 04-35435-BKC-SHF
eCom eCom.com, Inc.                          CHAPTER 11
Debtor.


CERTIFICATE OF SERVICE

      I HEREBY CERTIFY that a true and correct copy of the Order Granting Debtor-In-Possession's Ex-Parte Motion For Reconsideration Of Order Disapproving Employment Of Debtor's Auditors Nunc Pro Tunc To November 29, 2004 And for Entry Of An Order Approving Retention Of Auditors was served via
U.S. mail to all parties listed on the attached Service List on this   29th
day of March, 2006.

       I HEREBY CERTIFY that I am admitted to the Bar of the United States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this court set forth in Local Rule 2090-1 (A).

KLUGER, PERETZ, KAPLAN & BERLIN,P.L.
Attorneys for Debtor-in-Possession
Miami Center, Seventeenth Floor
201 So. Biscayne Blvd.
Miami, Florida  33131
Telephone:  (305) 379-9000
Facsimile:  (305) 379-3428





                                       Steven H. Friedman, Judge
                                    United States Bankruptcy Court















               UNITED STATES BANKRUPTCY COURT
                SOUTHERN DISTRICT OF FLORIDA
                  WEST PALM BEACH DIVISION

IN RE                        CASE NOS. 04-35435-SHF
eCom eCom.com, Inc.
Debtor.                      Chapter 11 Proceedings

    ORDER GRANTING DEBTOR-IN-POSSESSION'S EX-PARTE MOTION FOR
   RECONSIDERATION OF ORDER DISAPPROVING EMPLOYMENT OF DEBTOR'S
   AUDITORS NUNC PRO TUNC TO NOVEMBER 29, 2004 AND FOR ENTRY OF AN
             ORDER APPROVING RETENTION OF AUDITORS

THIS CAUSE came before the Court upon the Debtor's Ex-Parte Motion for Reconsideration of Order Disapproving Employment of Debtor's Auditors Nunc Pro Tune to November 29, 2004 and for Entry of Order Approving Retention of Auditors (the "Motion"), and the Court, having reviewed the file, having determined that good and sufficient cause exist in support of the relief requested, and being otherwise fully advised in the premises, it is

    ORDERED as follows:

1.  The Motion is GRANTED.


2. The "Order Disapproving Employment of Debtor's Auditors Nunc Pro Tunc to November 29,2004" entered by the Court on February 23,2006 is hereby vacated.

3. The "Order Approving Employment of Debtor's Auditors Nunc Pro Tunc to November 29,2004," whioh was originally presented by the Debtor, shall be entered by the Court.

                                     ###
SUBMITTED BY:
Michael D. Seese
Fla. Bar No. 997323
Kluger Peretz Kaplan & Berlin, P.L.
201 South Biscayne Boulevard
Miami, Florida 33131
Telephone: (305) 379-9000
Facsimile: (305) 379-3428
mseese@kpkb.com


Copy to: Michael S. Seese [ Attorney Seese is directed to serve a copy of this Order upon all interested parties]

Dept:

KLUGER, PERETZ, KAPLAN & BERLIN, Pi.
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